Exhibit 10.6
AGREEMENT
     This Agreement is entered into by and between Lloyd R. Sorenson (“Executive”), a resident of the state of Texas, and Vought Aircraft Industries, Inc., a Delaware corporation with its principal place of business in Dallas, Texas (“Vought” or the “Company”).
     Executive and Vought (the “parties”) have previously entered into an agreement, dated December 6, 2004 (the “Severance Agreement”) which provided for the payment of certain severance benefits to Mr. Sorenson in the event that his employment was terminated as the result of a “Qualifying Termination” (as defined therein) occurring on or before December 31, 2005.
     By their signatures below, the parties agree that the terms of the Severance Agreement, including all conditions on the receipt of benefits thereunder, shall extend to a “Qualifying Termination” (as defined therein) occurring on or before December 31, 2006.

Lloyd R. Sorenson		Vought Aircraft Industries, Inc.

/s/ Lloyd R. Sorenson		By:	/s/ W. Bruce White, Jr.

		Its:	Vice President, General Counsel and Corporate Secretary
Dated:	March 29, 2006	Dated:	March 29, 2006